Exhibit 10.50

Execution Version

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated as of December 30, 2024 and is made and entered into between HUB Cyber Security Ltd., an Israeli company (the “Company”), and J.J. Astor & Co., a Utah corporation (including its successors and assigns, the “Lender”).

WHEREAS, the Company wishes to receive a loan from the Lender of $2,200,000 (the “Loan”) to be evidenced by a $2,750,000 junior installment promissory note payable in forty (40) weekly installments of $68,750 each and in the form of Exhibit A hereto (the “Note”); and

WHEREAS, the Company has caused its Subsidiaries to enter into the Security Agreement and the Subsidiary Guarantee, which will be effective if an Event of Default (as defined in the Note) shall occur and be continuing; and

WHEREAS, the Company and the Lender are executing and delivering this Agreement in reliance upon an exemption from securities registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder by the U.S. Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Lender agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement:

(a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note (as defined herein), and (b) the following terms have the meanings set forth in this Agreement.

“$” means United States Dollars.

“Action” shall have the meaning ascribed to such term in Section 3.01(k).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company or Subsidiary of the Company, as the context may require or permit.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Utah or the State of Israel are authorized or required by law or other governmental action to close provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the State of Utah or the State of Israel, as applicable, are generally open for use by customers on such day. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Closing” means the applicable closing of the transactions contemplated by this Agreement pursuant to Section 2.01.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and conditions precedent to: (i) the Lender’s obligations to fund the Loan and provide working capital to the Company, and (ii) the Company’s obligations to deliver the Note and the other Transaction Documents have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Company Disclosure Schedule” means the disclosure schedule submitted by the Company to the Lender as exceptions to or disclosures in respect of the representations and warranties of the Company set forth in this Agreement.

“Conversion Price” subject at all times to the effectiveness of the resale Registration Statement referred to in the Registration Rights Agreement, (a) if the Company elects to pay the weekly installment payments due under the Note in the form of Ordinary Shares or (b) following the occurrence and during the continuation of an Event of Default, if the Lender elects to convert all or a portion of the Note, eighty percent (80%) of average of the four lowest volume weighted average prices of the Ordinary Shares as traded on the Principal Market over the twenty (20) trading days immediately prior to the date of the notice of conversion; provided, however, that the Conversion Price shall not be less than the Nasdaq Floor Price, and provided, further, that in the event and to the extent that the Conversion Price shall be lower than the Nasdaq Floor price, the Company shall pay to the Lender in cash or additional Ordinary Shares (or a combination thereof), at the Company’s full discretion, equal to the product of multiplying (i) the number of Conversion Shares (excluding any Conversion Shares issued pursuant to this proviso), by (ii) the amount by which the Conversion Price shall be less than the Nasdaq Floor Price, provided that any such make-whole payment in the form of Ordinary Shares shall not result in an effective conversion price that is below the Nasdaq Floor Price.

“Conversion Shares” shall mean the number of Ordinary Shares of the Company issuable upon any full or partial permitted conversion of the Note, which, if an Event of Default shall occur and be continuing, may equal the Maximum Conversion Shares, provided that the Note shall not be convertible by the holder thereof to the extent (but only to the extent) that, after giving effect to the issuance of Ordinary Shares issuable upon such conversion, the holder or any of its Affiliates (either individually or collectively) would beneficially own in excess of 4.99% of the number of the outstanding Ordinary Shares; provided, that if an Event of Default under the Note shall occur and shall be continuing as a result of which the Holder(s) of the Note would own more than 4.99% of the outstanding Ordinary Shares after giving effect to issuance of the Conversion Shares or Warrant Shares, the Company shall promptly call a special or extraordinary meeting of Company’s shareholders (and in any event within 15 days) and use its reasonable best efforts to obtain approval by the requisite majority of the Company’s shareholders of this Agreement, the Note and the other Transaction Documents.

“Default Amount” means the then Outstanding Principal Amount of the Note which shall automatically increase to 110% of such Outstanding Principal Amount, plus accrued interest thereon at the rate of 16% per annum, compounded monthly.

“Event of Default” shall have the meaning as that term is defined in the Note.

“Exempt Issuance” means: (i) the issuance by the Company of the Note and Conversion Shares thereunder, (ii) the issuance by the Company of the Warrant issued to the Lender on the Closing Date and the Warrant Shares thereunder, (iii) the issuance by the Company of Ordinary Shares upon the conversion or exercise of any outstanding stock options or warrants or the conversion of a security outstanding on the date hereof as disclosed in SEC Reports, (iv) and the warrants and Ordinary Shares issuable upon exercise of the outstanding warrants, (v) the issuance of the Ordinary Shares upon conversion of the outstanding convertible notes (vi) the issuance by the Company of any Ordinary Shares or standard options to purchase Ordinary Shares, restricted shares or restricted share units to directors, officers, employees or consultants of the Company or its Subsidiaries in their capacity as such pursuant to an employee benefit plan which has been approved by the Board of Directors of the Company prior to the date hereof pursuant to which Ordinary Shares and standard options, restricted shares or restricted share units to purchase Ordinary Shares may be issued to any employee, officer, director or consultant for services provided to the Company or its subsidiaries in their capacity as such, or (vii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144), and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its Subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. For the avoidance of doubt, the term “Exempt Issuance” does not mean or include the issuance of any other debt securities, Ordinary Shares or Ordinary Shares Equivalents by the Company or any Subsidiary, unless otherwise approved and consented to in writing in advance by the Lender.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Resale Registration Statement” means the registration statement on Form F-1 as filed by the Company with the Commission on September 13, 2024, as if and when declared effective by the Commission.

“FINRA” means the Financial Industry Regulatory Authority.

“Flow of Funds Agreement” shall mean the agreement in the form of Exhibit H annexed hereto executed by the Company and the Lender directing the payment of the $2,200,000 Offering Amount.

“Funding Amount” means, with respect to the Loan, $2,087,000, being ninety-six percent (96%) of the $2,200,000 Offering Amount thereof, less up to $25,000 in Lender’s legal expenses. The Funding Amount for the Loan takes into account the origination fee due from the Company to the Lender in an amount equal to $88,000 or four percent (4%) of the $2,200,000 Offering Amount for the Loan, which shall be retained by the Lender at Closing of the Loan for its own account.

“Indebtedness” has the meaning as that term is defined in the Note.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.01(p).

“Nasdaq Floor Price” means twenty percent (20%) of the closing price of the Ordinary Shares as traded on the Nasdaq Stock Market on the Closing Date, as required by Nasdaq.

“Note” has the meaning as that term is defined in the Recitals.

“Liens” shall mean a lien, charge, security interest, mortgage, encumbrance, right of first refusal, preemptive right or other restriction or adverse claim of a third party.

“Loan Parties” shall have the meaning ascribed to such term in Section 3.01.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.01(b).

“Maximum Conversion Shares” means that number of shares of Company Ordinary Shares as shall be equal to the product of multiplying the Default Amount by two (2) and then dividing the product by the applicable Conversion Price.

“Note” means the Note referred to in the Recitals and constituting Exhibit A hereto.

“Offering Amount” means $2,200,000, as evidenced by the $2,750,000 Original Principal Amount of the Note.

“Ordinary Shares” means the ordinary shares, no par value per share, of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Shares Equivalent” means any convertible security or warrant, option or other right to subscribe for or purchase any additional Ordinary Shares or any Ordinary Shares Equivalent.

“Original Principal Amount” means, with respect to the Note, the sum of Two Million Seven Hundred and Fifty Thousand Dollars ($2,750,000).

“Permitted Indebtedness” means the collective reference to (a) the Senior Indebtedness, (b) the unsecured Indebtedness of the Company outstanding on the date hereof as reflected on Schedule 3.01(r) of the Company Disclosure Schedule, (c) a basket of unsecured Indebtedness in the amount of $7,000,000, (d) intercompany Indebtedness and (e) any Indebtedness used to repay the Note in full.

“Permitted Liens” shall have the meaning as that term is defined in the Security Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company, government (or an agency or subdivision thereof), or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” shall mean the agreement in the form of Exhibit E annexed hereto pursuant to which the Company shall, inter alia, agree to register for resale in the Existing Resale Registration Statement and any additional registration statements referred to therein, the Conversion Shares, the Warrant Shares and the Maximum Conversion Shares, if issuable, under the Note.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning ascribed to such term in Section 3.01(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the pledge and security agreement, dated as of the date hereof, in the form of Exhibit C attached hereto.

“Senior Indebtedness” shall mean the Indebtedness secured by liens and security interest on the assets of the Company and any of its Subsidiaries, as disclosed on Schedule 3.01(r) of the Company Disclosure Schedule.

“Senior Lenders” shall mean the holders of Senior Indebtedness, as disclosed on Schedule 3.01(r) of the Company Disclosure Schedule.

“Shareholder Approval” means such approval as may be required either (a) under the laws of the State of Israel or (b) by the applicable rules and regulations of the Principal Market (or any successor securities market) from the shareholders of the Company with respect to the transactions contemplated by this Agreement, the Note and the other Transaction Documents, including the issuance of all of the Warrant Shares and Conversion Shares (up to the Maximum Conversion Shares, if applicable), in the event that such Warrant Shares and Conversion Shares if exercised or converted in full would exceed of 4.99% of the issued and outstanding Ordinary Shares after giving effect to such exercise or conversion.

“State Securities Laws” means the securities (or “blue sky”) rules, regulations, or other similar laws of a particular state.

“Subsidiary” means all of the United States and foreign subsidiaries of the Company as set forth and listed in Subsidiary Guarantee and in Section 3.01(a) of the Company Disclosure Schedule (the “Existing Subsidiaries”) and shall, where applicable, include any direct or indirect United States subsidiary or foreign subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” the Subsidiary Guarantee to be executed by each United States Subsidiary and each Foreign Subsidiary of the Company, substantially in the form of Exhibit B, attached hereto.

“Trading Market” means any one of the Nasdaq Capital Market, the Nasdaq Global Market, the NYSE Amex Exchange, OTC QX Market, the OTC QB Market or the OTC Pink or a foreign stock market that becomes the principal market of the Ordinary Shares. The parties agree to comply with the listing and maintenance requirements of the applicable Trading Market.

“Transaction Documents” means the collective reference to this Agreement, the Note, the Subsidiary Guarantee, the Security Agreement, Intercreditor and Subordination Agreement, the Registration Rights Agreement, the Warrant, the Transfer Agent Instructions, and all other appendices, exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent Instructions” shall mean the irrevocable instructions given by the Company to the Company’s transfer agent in the form of Exhibit F attached hereto, with respect to depositing of Warrant Shares and Conversion Shares and following instructions of the Lender or its designee with respect thereto.

“Warrant” shall mean the five-year warrant in the form of Exhibit D hereto entitling the Lender to purchase that number of number of Ordinary Shares of the Company determined by dividing $1,100,000 by the closing price of the Ordinary Shares as traded on the Principal Market on the trading day immediately prior to the Closing Date; which Warrant shall (a) contain customary adjustment provisions including full rachet anti-dilution adjustments, and (b) cashless exercise provisions.

“Warrant Shares” mean the number of Ordinary Shares issuable upon exercise of the Warrant; provided, that, the Warrant shall not be exercisable by the holder thereof to the extent (but only to the extent) that, after giving effect to the issuance of Ordinary Shares issuable upon such exercise, the holder or any of its Affiliates (either individually or collectively) would beneficially own in excess of 4.99% of the number of the outstanding Ordinary Shares, unless the Company obtains the Shareholder Approval.

ARTICLE II

PURCHASE AND SALE OF NOTE

Section 2.01 Closing.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents to be executed and delivered by the parties hereto and thereto, the Company will issue to the Lender the Note in $2,750,000 aggregate Original Principal Amount and the Lender agrees to accept from the Company the Note.

(b) At the Closing, the Lender shall deliver to the Company, via wire transfer, of immediately available funds, an amount equal to the Funding Amount.

(c) The Company shall deliver to the Lender the Note and other Transaction Documents to be delivered as of the Closing Date, on behalf of the Company and its Subsidiaries, and the Lender shall deliver the other items set forth in Section 2.02 deliverable at the Closing.

(d) Upon satisfaction of the conditions set forth in Sections 2.02 and 2.03, the Closing shall occur at the offices of the Lender’s counsel, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents.

Section 2.02 Closing Deliverables.

(a) By Lender. On or prior to the Closing Date, the Lender shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Lender;

(ii)	the Registration Rights Agreement in the form of Exhibit E attached hereto, duly executed by the Lender;

(iii)	the Funding Amount, by wire transfer to the Company, pursuant to the wiring instructions set forth in the Flow of Funds Agreement;

(iv)	the Flow of Funds Agreement duly executed by the Lender and in the form of Exhibit H attached hereto; and

(v)	The Transfer Agent Instructions confirmed by Lender and in the form of Exhibit F attached hereto.

(b) By the Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Lender:

(i)	this Agreement, duly executed by an authorized officer of behalf of the Company;

(ii)	the Note, the form of which is attached hereto as Exhibit A, registered in the name of the Lender, in the $2,750,000 Original Principal Amount calculated in accordance herewith, duly executed by an authorized officer on behalf of the Company;

(iii)	the Subsidiary Guarantee, the form of which is attached hereto as Exhibit B, duly executed by an authorized officer on behalf of the Company and each Subsidiary;

(iv)	the Security Agreement, the form of which is attached hereto as Exhibit C, duly executed by an authorized officer on behalf of the Company and each Subsidiary;

(v)	the Warrant, the form of which is attached hereto as Exhibit D, duly executed by an authorized officer on behalf of the Company;

(vi)	the Registration Rights Agreement duly executed by the Company and in the form of Exhibit E attached hereto;

(vii)	The Transfer Agent Instructions duly executed by the Company and the Transfer Agent and in the form of Exhibit F attached hereto;

(viii)	the Flow of Funds Agreement duly executed by the Company and in the form of Exhibit G attached hereto; and

(ix)	an officer’s certificate of the Company certifying its: (A) Memorandum of Association; (B) Articles of Association; (C) certificate of existence in its country of incorporation; and (D) resolutions of its Board of Directors (or similar governing body) approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is (or is to be) a party.

Section 2.03 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects on the Closing Date of the Lender’s representations and warranties contained herein;

(ii)	all obligations, covenants and agreements of the Lender required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by the Lender of the items set forth in Section 2.02(a) of this Agreement.

(b) The obligations of the Lender hereunder in connection with the Closing are subject to the following conditions being met (it being understood that the Company may waive any of the conditions for any Closing hereafter):

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company and its United States Subsidiaries required to be performed at or prior to the Closing Date shall have been performed;

(iii)	the delivery by the Company, on behalf of the Company and its United States Subsidiaries, of the items set forth in Section 2.02(b) of this Agreement; and

(iv)	there shall have been no Material Adverse Effect with respect to the Company or any Subsidiary of the Company since the date hereof.

(c) On a date which shall be not later than February 10, 2025, the Company shall deliver to the Lender the written consent of Bank Mizrahi and on a date which shall be not later than January 20, 2025, the Company shall deliver to the Lender the written consent of Tamas Gottdiener (together with Bank Mizrahi, the “Senior Lenders”) to this Agreement, the Note, the Subsidiary Guarantee, the Pledge and Security Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (the “Senior Lenders Consent”).

(d) The wiring instructions for the Company shall be as set forth in the Flow of Funds Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender, on behalf of itself and its Existing Subsidiaries (collectively, with the Company, the “Loan Parties”), that, except as set forth in the applicable Section of the Company Disclosure Schedule the Company Disclosure Schedule or in the SEC Reports, the following representations are true and complete as of the date of the date hereof.

(a) Subsidiaries. The names of all Existing Subsidiaries of the Company (including all United States and foreign Subsidiaries), their jurisdictions of formation, and the executive officers of each Subsidiary are set forth in Section 3.01(a) of the Company Disclosure Schedule.

(b) Organization and Qualification. The Company is duly incorporated or otherwise organized, validly existing and in good standing (to the extent such term applies) under the laws of Israel and each of its Existing Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (to the extent such term applies) under the laws of their respective states of incorporation or countries of formation, each with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in material violation or default of any of the provisions of its organizational or charter documents, each, as amended and in effect. A complete and correct copy of the memorandum and articles of association of the Company, each as amended and in effect on the date of this Agreement and as they will be in effect on the Closing Date, is attached to the officer’s certificate referenced in Section 2.02(b). There are no other organizational or charter documents of the Company. The Company and each of its Existing Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and each of its Subsidiaries or any of their respective material assets or lines of business, individually; or (iii) a material adverse effect on the Company’s or any of its Subsidiaries’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industry in which the Company or any Existing Subsidiary operates, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises (including COVID-19), (vi) any changes in applicable laws or accounting rules, (vii) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents, or (viii) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of the Lender.

(c) Authorization; Enforcement. The Company and each of its Existing Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, or the Board of Directors or stockholders thereof in connection therewith (other than the Required Approvals, as applicable). Each Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, agreement or other instrument (evidencing Indebtedness of the Company or any Subsidiary, or otherwise) or other understanding to which the Company or any of its Existing Subsidiaries is a party or by which any property or asset of the Company or any of its Existing Subsidiaries is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its Existing Subsidiaries is subject (including federal and State Securities Laws and regulations), or by which any property or asset of the Company or any of its Existing Subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with their execution, delivery and performance of the Transaction Documents, other than: (i) such consents, waivers, or authorizations as have been obtained before the Closing; (ii) any Shareholder Approval subsequently required, (iii) the consents required under the Subsidiary Guarantee, Pledge and Security Agreement and Intercreditor and Subordination Agreement and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable State Securities Laws (collectively, the “Required Approvals”).

(f) Maximum Conversion Shares. The Company has reserved from its duly authorized Ordinary Shares up the Maximum Conversion Shares for issuance to the Lender or its Affiliates in the event of the full permitted conversion of the Note, whether (i) if the Company elects to pay any one or more installments of the Note with fully registered and immediately marketable Conversion Shares or (b) following the occurrence and during the continuation of an Event of Default.

(g) Capitalization. The capitalization of the Company is as set forth in Section 3.01(g) of the Company Disclosure Schedule. Except as set forth in Section 3.01(g) of the Company Disclosure Schedule, since the date of the most recently filed SEC Report, the Company has not issued any Ordinary Shares, Ordinary Shares Equivalents or other equity interests (other than Exempt Issuances) or (without duplication) pursuant to the conversion and/or exercise of Ordinary Shares Equivalents outstanding as of the date hereof. Except in instances where valid waivers have been obtained, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in in the applicable Section of the Company Disclosure Schedule or the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Shares Equivalents or capital stock of any Subsidiary. The issuance and sale of the Note will not obligate the Company or any Subsidiary to issue any securities to any Person (other than the Lender) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding Ordinary Shares of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals and waivers that have heretofore been obtained, no further approval or authorization of any stockholder, Board of Directors or other Person(s) is required for the issuance and sale of the Note hereunder.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Existing Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(i) Undisclosed Liabilities. The Company has no liability, indebtedness, obligation, expense, claim, deficiency or guaranty of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, required to be reflected in financial statements in accordance with IFRS, which individually or in the aggregate: (A) has not been reflected in the latest balance sheet included in the financial statements referenced hereinabove; or (B) has not arisen: (i) in the ordinary course of business, consistent with past practices, since the date of the latest balance sheet included in such financial statements in an amount that does not exceed $1,000,000 in any one case or $2,000,000 in the aggregate, (ii) pursuant to or in connection with this Agreement or other Transaction Document, or (c) are executory performance obligations to be performed after the date hereof in the ordinary course of business pursuant to agreement(s) entered into in the ordinary course of business, consistent with past practices.

(j) Material Changes. Since the date of the latest financial statements made available to Lender prior to the date hereof: (A) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (B) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS, and (iii) except as provided in Section 3.01(j) of the Company Disclosure Schedule; (C) the Company has not altered their method of accounting; (D) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (E) except as provided in Section 3.01(g) of the Company Disclosure Schedule, the Company has not issued any equity securities except in favor of an officer, director or consultant pursuant to an existing Company equity incentive plans.

(k) Litigation. Section 3.01(k) of the Company Disclosure Schedule, together with the SEC Reports, sets forth all actions, suits, inquiries, notices of violation, proceedings or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Existing Subsidiaries or any of their respective properties or assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (each an “Action” or collectively, “Actions”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents; or (ii) except as provided in Section 3.01(k) of the Company Disclosure Schedule, could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. None of the Company or any director or officer thereof, is or has been the subject of any Action involving: (x) a claim of violation of or liability under the Securities Act, the Exchange Act, FINRA rules or any State Securities Laws; (y) breach of fiduciary duty; or (z) fraud (statutory or common law), embezzlement, misappropriation or conversion of property or rights, or any other crime involving deceit.

(l) Labor Relations. No collective labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any of its Existing Subsidiaries which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any of its Existing Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or its Subsidiary, and the Company and each of its Existing Subsidiaries is not a party to any collective bargaining agreement, other than as required by law in various jurisdictions. The Company believes that its relationships with its employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non- competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. To the best of the Company’s knowledge, it is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the a and each of its Existing Subsidiaries aggregate, reasonably be expected to have a Material Adverse Effect.

(m) Compliance. Except as disclosed set forth in Section 3.01(m) of the Company Disclosure Schedule and in the SEC Reports, the Company and each of its Existing Subsidiaries: (i) is neither in default under nor in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or its Subsidiary under), nor has the Company or any of its Existing Subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is not in violation of any order of any court, arbitrator or governmental body; and (iii) is not and has not been in material violation of any statute, law, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment.

(n) Regulatory Permits. The Company and each of its Existing Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and its Existing Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title in all personal property owned by it that, in each case, is material to the business of the Company and its Existing Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in Section 3.01(o) of the Company Disclosure Schedule that do not materially and adversely (x) affect the value of such property or (y) interfere with the use made and proposed to be made of such property by the Company and its Existing Subsidiaries. Any real property and facilities held under lease by the Company or a Subsidiary is held by it under valid, subsisting and enforceable leases with which the Company or such Subsidiary (as applicable) are in compliance.

(p) Patents and Trademarks. (i) The Company or a Subsidiary thereof has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”); (ii) the Company has not received a notice (written or otherwise) that any of the Intellectual Property Rights violates or infringes upon the intellectual property rights of any other Person; (iii) all Intellectual Property Rights are enforceable by the Company or its Subsidiary, and, to the Company’s knowledge, there is no existing infringement by any other Person of any of the Intellectual Property Rights, except where the failure to be so enforceable or for such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Transactions with Officers, Directors and Employees. None of the officers or directors of the Company or any of its Existing Subsidiaries and, to the knowledge of the Company, none of the employees of the Company or any of its Existing Subsidiaries, is presently a party to any transaction with the Company (other than for services as employees, officers and directors and related party notes as identified in the SEC Reports), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee or, to the knowledge of the Company, any entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee, member or partner, in each case other than for: (x) payment of salary or fees for services rendered; (y) reimbursement for expenses incurred on behalf of the Company; and (z) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Indebtedness. All outstanding Indebtedness owed by the Company to other Persons, including all Senior Indebtedness, is listed in Section 3.01(r) to the Company Disclosure Schedules.

(s) Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.02, no registration under the Securities Act is required for the offer and sale of the Note by the Company to the Lender as contemplated hereby.

(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Note will not be or be an Affiliate of, an ‘investment company’ within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not be an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u) Registration Rights. Other than as described in the SEC Reports or as disclosed in Section 3.01(u) of the Company Disclosure Schedule (including the Existing Form F-1 Registration Statement), no Person has any right to demand the Company to file a registration statement under the Securities Act covering the sale of any securities of the Company.

(v) Disclosure. Except with respect to: (i) the material terms and conditions of the transactions contemplated by the Transaction Documents; and (ii) information given to the Lender, if any, which the Company hereby confirms will not constitute material non-public information, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Lender or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Lender will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Lender regarding the Company, its business and the transactions contemplated hereby, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(w) No Integrated Offering. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.02, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Note to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(x) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Note hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company will not, after the Closing Date, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as disclosed in Section 3.01(x) of the Company Disclosure Schedule, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

(y) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.

(z) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Note by any form of general solicitation or general advertising. The Company has offered the Note for sale only to the Lender and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(aa) Insurance. The Company and each of its Existing Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company is engaged. The Company has never been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

(bb) Acknowledgment Regarding Lender’s Purchase of the Note. The Company acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Lender is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Lender or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Lender’s purchase of the Note. The Company further represents to the Lender that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(cc) No Disqualification Events. With respect to the Note to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the ‘Bad Actor’ disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Lender a copy of any disclosures provided thereunder.

(dd) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(ee) Notice of Disqualification Events. The Company will notify the Lender in writing, prior to the Closing Date of: (i) any Disqualification Event relating to any Issuer Covered Person; and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(ff) Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, no agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

(gg) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh) Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (“BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (“Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ii) Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) Representations. The representations and warranties of the Company contained in this Agreement, and the certificate(s) furnished or to be furnished to the Lender at the Closing, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company acknowledges and agrees that the representations contained in section 3.02 shall not modify, amend or affect Lender’s right to rely on the Company’s representations and warranties contained in this section 3.01 or elsewhere in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

Section 3.02 Representations and Warranties of the Lender.

The Lender, for itself and for no other Person, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Authority; Organization. The Lender has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. If an entity, the Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Lender of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Lender. Each Transaction Document to which it is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Lender understands that the Note, the Conversion Shares (to the extent issuable), the Warrant and the Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable State Securities Law and is acquiring the Note and Conversion Shares (to the extent applicable), and the Warrant and the Warrant Shares as principal for its own account and not with a view to or for distributing or reselling such the Note, Conversion Shares (to the extent applicable), Warrant or Warrant Shares or any part thereof in violation of the Securities Act or any applicable State Securities Law, has no present intention of distributing any of the Note, Conversion Shares (to the extent applicable), Warrant or Warrant Shares in violation of the Securities Act or any applicable State Securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Note (this representation and warranty not limiting the Lender’s right to sell the Note, Conversion Shares, Warrant or Warrant Shares in compliance with applicable federal and State Securities Laws) in violation of the Securities Act or any applicable State Securities Law. The Lender is acquiring the Note and the Warrant hereunder in the ordinary course of its business.

(c) Non-Transferrable. The Lender agrees: (i) that the Lender will not sell, assign, pledge, give, transfer or otherwise dispose of the Note, Conversion Shares (to the extent applicable), Warrant or Warrant Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Note, Conversion Shares (to the extent applicable), Warrant and Warrant Shares under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws, (ii) that the certificates representing the Note, Conversion Shares (to the extent applicable), Warrant and Warrant Shares will bear a legend making reference to the foregoing restrictions, and (iii) that the Company and its Affiliates shall not be required to give effect to any purported transfer of such the Note, Conversion Shares (the extent applicable), Warrant or Warrant Shares except upon compliance with the foregoing restrictions.

(d) Lender Status. The Lender is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Note and the Warrant. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e) Experience of The Lender. The Lender, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment.

(f) No Trading Market. The Lender acknowledges that there is currently no trading market for the Note or the Warrant and that none is expected to develop for the Note or the Warrant.

(g) General Solicitation. The Lender acknowledges that neither the Company nor any other person offered to sell the Note to it by means of any form of general solicitation or advertising, including, but not limited to: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(h) Confidentiality. Other than to other Persons party to this Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, the Lender has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

(i) Foreign Lender. The Lender is a United States person, and represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Note or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Note, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Note. The Lender further represents that its payment for, and its continued beneficial ownership of the Note, will not violate any applicable securities or other laws of its jurisdiction.

(j) Information from Company. The Lender and its investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Company in this Agreement and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the Offering and sale of the Note and anything set forth in the Transaction Documents. Neither the Lender nor the Lender’s investment managers, if any, have been furnished any offering literature by the Company or any of its Affiliates, associates, or agents other than the Transaction Documents, and the agreements referenced therein.

(k) Speculative Nature of Investment; Risk Factors. THE LENDER UNDERSTANDS THAT AN INVESTMENT IN THE NOTE AND THE WARRANT INVOLVES A HIGH DEGREE OF RISK. The Lender acknowledges that: (i) any projections, forecasts or estimates as may have been provided to the Lender are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management, (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment, and (iii) the Lender has been advised to consult with its own advisor regarding legal matters and tax consequences involving this investment. The Lender represents that the Lender’s investment objective is speculative in that the Lender seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore the Lender’s risk exposure is also speculative. The Note and Warrant offered hereby are highly speculative and involve a high degree of risk and Lender should only purchase these securities if Lender can afford to lose their entire investment.

(l) Money Laundering. If an entity, the operations of the Lender are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

The Lender acknowledges and agrees that the representations contained in Section 3.01 shall not modify, amend or affect the Company’s right to rely on the Lender’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.01 Affirmative and Negative Covenants. Each of the Loan Parties hereby covenants and agrees that until all obligations owed to the Lender shall have been paid in full, without the prior written approval of the Lender:

(a)	the Loan Parties shall not incur any Indebtedness, other than Permitted Indebtedness;

(b)	no payments of Indebtedness shall be paid to any related party of the Company;

(c)	the Loan Parties shall not permit any Person to have a Lien of any of the assets of any of the Loan Parties, except for Permitted Liens and Liens set forth in Section 3.01(o) of the Disclosure Schedule;

(d)	the Loan Parties shall timely comply with all of the additional affirmative and negative covenants set forth in the this Agreement, the Note and the other Transaction Documents; and

(e)	as set forth in the Registration Rights Agreement, the Company shall (i) promptly amend the Existing Resale Registration Statement prior to its being declared effective by the SEC to include therein the registration for resale of all Warrant Shares and Conversion Shares (including the Maximum Conversion Shares if an Event of Default shall occur and be continuing) issuable to the Lender or other holder of the Note, and (ii) use its reasonable best efforts to cause such Existing Resale Registration Statement to be declared effective by the SEC by the “Effectiveness Date” referred to in such Registration Rights Agreement..

Section 4.02 Transfer Restrictions.

(a) The Note, Conversion Shares (to the extent applicable), Warrant and Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Note, the Conversion Shares (to the extent applicable), the Warrant or the Warrant Shares other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transfer of the Note, the Conversion Shares (to the extent applicable), the Warrant or the Warrant Shares under the Securities Act. As a condition of such sale or transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Lender under this Agreement.

(b) The Lender agrees to the imprinting, so long as is required by this Section 4.01, of a legend on any of the Note, Conversion Shares (to the extent applicable, Warrant and Warrant Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

Section 4.03 Use of Proceeds; Restrictions on Certain Payments. The Company shall use the net proceeds from the sale of the Note hereunder only to: (a) pay the fees and expenses related to the sale of the Note and (b) for general working capital purposes. Until all obligations owed to the Lender under the Note shall have been paid in full, the Company may not use such proceeds: (i) for the satisfaction of any other portion of the Company’s Indebtedness (other than (x) payment to of accrued interest on Permitted Indebtedness, (y) the payment of the weekly installments to the Lender under the Note, or (z) the payment of trade payables in the ordinary course of the Company’s business and prior practices); (ii) for the redemption of any Ordinary Shares or Ordinary Shares Equivalents; (iii); in violation of FCPA or OFAC regulations; or (iv) to lend, give credit or make advances to any officers, directors, employees or Affiliates of the Company.

Section 4.05 Sale of Securities; Minimum Paydown of the Note. Without the prior written consent of Lender,

(a) neither the Company nor any of its Existing Subsidiaries shall sell, offer for sale or solicit offers to buy or otherwise negotiate in any private placement or public offering the sale of any, or any Ordinary Shares or Ordinary Shares Equivalents, unless, in each case, the Company shall utilize and apply the following applicable percentage of the net cash proceeds thereof to the payment or prepayment of the Note in full (or such lesser amount of such net proceeds as shall be required to satisfy and pay all of the Note in full) in accordance with the terms thereof: (i) 50% of such net cash proceeds if less than $5,000,000 and (ii) 100% of such net cash proceeds if greater than or equal to $5,000,000; and

(b) other than Permitted Indebtedness, neither the Company nor any of its Existing Subsidiaries shall incur any additional Indebtedness (including Indebtedness convertible into Ordinary Shares or Ordinary Shares Equivalents), unless 100% of the then Outstanding Principal Amount of the Note (including any Default Amount, if applicable) shall be repaid out of the net proceeds of such additional Indebtedness.

Section 4.06 Integration.

The Company shall not sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Note to the Lender in a manner that would require the registration under the Securities Act of the sale of the Note to the Lender.

Section 4.07 Publicity. The Company and the Lender shall consult with each other in issuing any other press releases and SEC Reports with respect to the transactions contemplated hereby, and neither the Company nor the Lender shall issue any such press release or SEC Report nor otherwise make any such public statement without the prior consent of the Company with respect to any press release of the Lender, or without the prior consent of the Lender with respect to any press release or SEC Report of the Company mentioning the Lender, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, SEC Report or communication.

Section 4.08 Indemnification of Lender. The Company shall indemnify, reimburse and hold harmless the Lender and its partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including reasonable fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents and (ii) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction).

Section 4.09 Reservation of Conversion Shares and Warrant Shares. The Company shall maintain a reserve from its duly authorized shares of Ordinary Shares for issuance pursuant to the Note in such amount, as the Maximum Conversion Shares, as may then be required to fulfill its obligations in full under the Note and the Warrant Shares. If, on any date, the number of authorized but unissued (and otherwise unreserved) number of Ordinary Shares is less than the Maximum Conversion Shares and the Warrant Shares on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued number of Ordinary Shares to at least the Maximum Conversion Shares and Warrant Shares at such time, as soon as possible and in any event not later than the 60th day after such date.

Section 4.10. The Intercreditor and Subordination Agreement with holders of Senior Indebtedness, based on the form of Exhibit H annexed hereto, shall be duly executed and delivered by the parties thereto by not later than twenty (20) Business Days following the Closing Date, to the extent so requested by such holders of Senior Indebtedness.

ARTICLE V
MISCELLANEOUS

Section 5.01 Termination. This Agreement may be terminated by the Lender by written notice to the Company if the Closing has not been consummated on or before 3rd Business Day after the date of the execution and delivery of this Agreement by both parties; provided that such termination will not affect the right of any party to sue for any breach by the other party.

Section 5.02 Fees and Expenses. The Company shall bear its own expenses incurred in connection with its negotiation, preparation, execution, delivery and performance of the Transaction Documents, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Transaction Documents or any consents or waivers of provisions in the Transaction Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Transaction Documents. When possible, the Company must pay these fees directly, including, but not limited to, any and all wire fees, otherwise the Company must make immediate payment for reimbursement to the Lender for all fees and expenses immediately upon written notice by the Lender or the submission of an invoice by the Lender. In addition, the Company shall pay (i) up to $30,000 to the Lender’s counsel in respect of their fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents (inclusive of the $15,000 deposit previously paid to Lender), and (ii) the origination fee of $88,000 to the Lender as specified hereinabove.

Section 5.03 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules, except for the confidentiality agreement previously entered into between the parties, which shall continue to be in effect.

Section 5.04 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by or email:

if to Lender:

J.J. Astor & Co.

26 S Rio Grande St., #2072

Salt Lake City, UT 84101

Attn: Michael Pope

Email: Michael.p@yalecrestpartners.com

with a copy to:

Barton, LLP

711 Third Avenue, 14th floor

New York, New York 10017

Attn: Stephen A. Weiss, Esq.

Email: sweiss@bartonesq.com

if to the Company:

HUB Cyber Security Ltd.

Attn: Noah Hershcoviz

2 Kaplan Street

Tel Aviv, Israel 6473403

Attn: Noah Hershcoviz, CEO

Email: noah.hershcoviz@hubsecurity.io

with a copy to:

Goldfarb Gross Seligman & Co.

Azrieli Center, Round Tower, 39th Floor

Tel Aviv, Israel

Attn: Adam M. Klein, Adv.

Emails: adam.klein@goldfarb.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.05 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Lender or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender (other than by merger). The Lender may assign any or all of its rights under this Agreement to any Person to whom the Lender assigns or transfers the Note, and/or participate any of such rights in connection with granting of any participation of the Note, provided that such transfer or participation complies with all applicable federal and State Securities Laws and that any such transferee or participant agrees in writing by the provisions of the Transaction Documents that apply to the Lender.

Section 5.07 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.08 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the federal and state courts sitting in the County of Salt Lake in Salt Lake City, Utah (the “Utah Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Utah Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such Utah Courts, or such Utah Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Transaction Documents or the transactions contemplated hereby. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such Action or Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

Section 5.09 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Note.

Section 5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Lender exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 5.13 Replacement of the Note. If any certificate or instrument evidencing the Note is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement the Note.

Section 5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Lender and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Lender pursuant to any Transaction Document or the Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and number of Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

Section 5.17 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.18 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized signatories as of the date below.

Company:

HUB CYBER SECURITY LTD.

By:
Name:	Noah Hershcoviz
Title:	Chief Executive Officer

Lender:

J.J. ASTOR & CO.

By:
Name:	Michael Pope
Title:	Chief Executive Officer